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                                    EXHIBIT B




                             JOINT FILING AGREEMENT


         The undersigned acknowledge and agree that the foregoing amended statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other, except to the extent that it knows or has reason to believe that such information is inaccurate.


Dated this 13th day of July, 2001.


                       CARLSON CAPITAL, L.P.
                       CARLSON OFFSHORE ADVISORS, L.P.


                                         /s/ Clint D. Carlson
                       --------------------------------------------------------
                       By:  Clint D. Carlson, President of the General Partner


                       DOUBLE BLACK DIAMOND OFFSHORE LDC


                                         /s/ Clint D. Carlson
                       --------------------------------------------------------
                       By: Clint D. Carlson, Director, Double Black Diamond Ltd.


                       CLINT D. CARLSON, AN INDIVIDUAL


                                         /s/ Clint D. Carlson
                       --------------------------------------------------------
                       By:  Clint D. Carlson





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